EXHIBIT 10.179

                     GENERAL RELEASE AND SEVERANCE AGREEMENT

         This GENERAL RELEASE AND SEVERANCE AGREEMENT (the "Agreement") is entered into by and between Catalina Lighting, Inc., a Florida corporation (the "Company") and William D. Stewart ("Stewart"), an individual resident in Florida.

         WHEREAS, on October 1, 1989, the Company and Stewart entered into an Employment Agreement (the "Employment Agreement"), governing the terms of Stewart's employment as Vice President of the Company;

         WHEREAS, between October 1, 1989 and the date hereof, the Company and Stewart entered into the following Amendments to the Employment Agreement: 1) Amendment on August 27, 1990; 2) Amendment No. 2 on April 8, 1991; 3) Amendment No. 3 on June 10, 1992; 4) Amendment No. 4 on October 1, 1993; 5) Amendment No. 5 on October 4, 1994; 6) Amendment No. 6 on June 4, 1999, and 7) Amendment No. 7 on October 1, 1999 (the Employment Agreement and all Amendments thereto referred to as the "Amended Employment Agreement"), governing Stewart's employment as Vice President and Executive Vice President of the Company;

         WHEREAS, on October 1, 1998, the Company provided Stewart notice, pursuant to Article 2 of the Amended Employment Agreement, of its intention not to extend the Term of the Amended Employment Agreement beyond the number of years remaining in the term, which number was then three;

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         THEREFORE, in exchange for good and adequate consideration, the adequacy of which is hereby specifically acknowledged, the Parties agree as follows:

         1. TERMINATION OF WILLIAM D. STEWART'S EMPLOYMENT. Stewart agrees to tender his resignation as Executive Vice President of the Company and the Company agrees to accept that resignation, effective 4:00 p.m. (E.S.T.) on December 23, 1999 (the "Resignation Date"). Stewart further agrees that his employment and service with the Company and all of its subsidiaries will be terminated on the Effective Date (as defined in Section 2 hereof) of this Agreement.

         2. EFFECTIVE DATE. For purposes of all provisions set forth herein, the Effective Date of this Agreement shall be the later to occur of: (a) the Resignation Date or (b) the first day as of which the seven-day revocation period described in paragraph 12 of this Agreement has expired.

         3. PRESS RELEASE. Stewart acknowledges and agrees that he has been given the opportunity to review the press release prior to its publication on December 2, 1999. Stewart agrees not to issue any press release on his own or to disavow the characteristics in the attached press release.

         4. SEVERANCE. In full payment of its obligations under the Amended Employment Agreement:

            (a) The Company shall provide to Stewart a severance payment in the amount of Seven Hundred Sixty Six Thousand Dollars ($766,000), payable on January 2, 2000;

            (b) The Company shall pay to Stewart the remainder of his bonus for the Company's fiscal year ended September 30, 1999, payable on or before December 15, 1999;

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            (c) In consideration of prior services to the Company, and in lieu of the contribution to be made by the Company on behalf of Stewart under the Company's 401(k) plan for the Plan Year ending in 1999, the Company shall pay to Stewart an additional amount equal to Sixteen Hundred Dollars ($1,600), payable on January 2, 2000; and

            (d) The benefits that have accrued on behalf of Stewart under the Company's 401(k) plan shall be payable to Stewart at such times and in such manner as provided in the 401(k) plan.

         5. COMPANY PROPERTY/ACCOUNT BALANCE. The Company agrees that it will allow Stewart to permanently retain his Company provided lap top computer, AT&T cellular phones and the computer located in his home which has previously been furnished for his use by the Company.

         6. STOCK OPTIONS. Effective as of the Effective Date of this Agreement, Stewart shall maintain all options received pursuant to existing agreements in accordance with their terms. Exhibit A sets forth a schedule of all options held by Stewart, their exercise prices and their expiration dates. Stewart shall have 90 days after the Effective Date in which to exercise such options and pay all amounts due to the Company upon such exercise. After the expiration of such time period such options shall terminate.

         7. CERTAIN REDUCTION OF PAYMENTS BY THE COMPANY.

            (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of Stewart, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a "Payment"), would be nondeductible by the Company for Federal

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income tax purposes because of Section 280G of the Internal Revenue Code of
1986, as amended (the "Code"), then the aggregate present value of amounts payable or distributable to or for the benefit of Stewart pursuant to this Agreement (such payments or distributions pursuant to this Agreement are hereinafter referred to as "Agreement Payments") shall be reduced to the Reduced Amount. The "Reduced Amount" shall be an amount expressed in present value which maximizes the aggregate present value of Agreement Payments without causing any Payment to be nondeductible by the Company because of Section 280G of the Code. For purposes of this Section 7, present value shall be determined in accordance with Section 280G(d)(4) of the Code.

            (b) All determinations required to be made under this Section 7 shall be made by Deloitte & Touche LLP or, at the Company's option, any other nationally recognized firm of independent public accountants selected by Stewart and approved by the Company, which approval shall not be unreasonably withheld or delayed (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and Stewart as of the date on which the Acquisition of Control (as defined in the Amended Employment Agreement) occurs or such other time as is requested by the Company. Any such determination by the Accounting Firm shall be binding upon the Company and Stewart. Stewart shall determine which and how much of the Payments shall be eliminated or reduced consistent with the requirements of this Section 7, provided that, if Stewart does not make such determination within ten business days of the receipt of the calculations made by the Accounting Firm, the Company shall elect which and how much of the Payments shall be eliminated or reduced and shall notify Stewart promptly of such election. All fees and expenses of the Accounting Firm incurred in connection with the determinations contemplated by this Section 7 shall be borne by the Company.

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         8. TAXES. To the extent that any payments provided under of this
Agreement are subject to any applicable federal, state, foreign, and local income, excise or other taxes, Stewart agrees to pay such taxes and not to seek reimbursement or indemnification for such amounts from the Company. The Company shall withhold any amounts required by law from such payment.

         9. BENEFICIARIES. Any payment to which Stewart is entitled under this Agreement shall, in the event of his death, be made to his surviving spouse or such other persons as Stewart shall designate in writing to the Company from time to time. If no such beneficiaries survive Stewart, such payments shall be made to Stewart's estate.

         10. INTEGRATION OF EMPLOYMENT AGREEMENT. As of the Effective Date of this Agreement, Stewart agrees that this Agreement shall supersede and replace all benefits and rights under the Amended Employment Agreement, other than any benefits and rights (i) under the stock options set forth on Exhibit A, (ii) under the Company's 401(k) plan; (iii) expressly set forth and restated herein, and (iv) pertaining to indemnification of Stewart as an officer or director under Florida Statutes Chapter 607.

         11. CONSULTING AND NON-COMPETITION AGREEMENT. Notwithstanding anything to the contrary set forth herein, as a condition to this Agreement and the payment of benefits by the Company to Stewart hereunder, the parties hereby agree to enter into that certain Consulting and Noncompetition Agreement (the "Consulting Agreement") attached hereto as Exhibit B.

         12. SPLIT DOLLAR INSURANCE AGREEMENT. As of the Effective Date of this Agreement, the Split Dollar Insurance Agreement, dated January 19, 1993, by and between the Company and Stewart (the "Split Dollar Agreement") is hereby terminated and shall no longer have any force or effect. In accordance with subsection 4(a)(2) of the Split Dollar Agreement, Stewart hereby gives

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notice to the Company of his intention to terminate the Split Dollar Agreement.
In addition, in accordance with subsection 4(b)(2) of the Split Dollar Agreement, the Company hereby assigns its interest in the Policy (as defined in the Split Dollar Agreement) to Stewart and shall execute any other documents that may be necessary to effectuate such assignment, and, in exchange, Stewart hereby agrees to pay to the Company Four Hundred Seventy One Dollars and Eighty Eight Cents ($471.88) (the "Unearned Premium"), which represents the unearned portion of the premium paid on the Policy by the Company for 1999 as of the date of the assignment. The Company and Stewart each also hereby acknowledge and agree that the Unearned Premium shall be satisfied in full by reducing the first semi-annual installment payable to Stewart by the Company pursuant to Section
2.1 of the Consulting Agreement by the amount of the Unearned Premium.

         13. LOAN/ADVANCES. The Company and Stewart each hereby acknowledge and agree that (a) the principal and accrued interest owed by Stewart to the Company, as of the Effective Date hereof, under that certain loan, dated January 5, 1999, by and between the Company and Stewart, and (b) the personal advances made by the Company to Stewart which are outstanding as of the Effective Date hereof (collectively referred to as the "Loans"), in the aggregate amount of Sixty Four Thousand Ninety Five Dollars and Four Cents ($64,095.04), (the "Loan"), shall be satisfied in full by Stewart in accordance with the provisions of Section 2.4 of the Consulting Agreement.

         14. MUTUAL RELEASE OF CLAIMS AND COVENANT NOT TO SUE. Except with regard to obligations created by, arising out of, or described in this Agreement, the stock options set forth on Exhibit A, the Consulting Agreement, the Company's 401(k) plan and provisions related to indemnification, including but not limited to, Florida Statutes Chapter 607, the Company and

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Stewart agree for themselves and any present or future successors, assigns, parents, subsidiaries, affiliates, directors, officers, general or limited partners, employees, heirs, beneficiaries, devisees, executors, administrators, attorneys, agents, and representatives, to release, discharge, and covenant not to sue each other for any claims, debts, demands, accounts, judgments, rights, causes of action, claims for equitable relief, damages, costs, charges, complaints, obligations, promises, agreements, controversies, suits, expenses, compensation, responsibility and liability of every kind and character whatsoever (including attorneys' fees and costs), whether in law or equity, known or unknown, asserted or unasserted, suspected or unsuspected, which they may now have against each other. Stewart understands that this includes, but is not limited to, the release to any rights or claims Stewart may have under Title VII of the Civil Rights Act of 1964 ("Title VII"), which prohibits discrimination in employment based on race, national origin, religion or sex; the Americans with Disabilities Act ("ADA"); and claims pursuant to any other federal, state, or local law regarding discrimination based on age, race, sex, pregnancy, religion, national origin, marital status or disability, or any other unlawful basis, claims for alleged violation of any other local, state, or federal law, regulation, ordinance, public policy, or common law duty having any bearing whatsoever upon the terms and conditions of, and/or the cessation of Stewart's employment with the Company. Stewart understands that this also includes a release by Stewart of claims for breach of express or implied contract, wrongful discharge, constructive discharge, breach of an implied covenant of good faith and fair dealing, negligent or intentional infliction of emotional distress, and any claim under the Employee Retirement Income Security Act of 1974 ("ERISA") (except for claims for benefits under pension benefit plans, retiree welfare benefit plans and employee welfare benefit plans for occurrences arising after the execution of this Agreement).

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The Company understands that this includes any and all claims against Stewart arising from or related to Stewart's services and employment by the Company. This release is intended to cover all claims in existence as of the date of this Agreement, including claims about which the Company and Stewart know and claims about which the Company and Stewart do not know. The Company, on the one hand, and Stewart, on the other hand, further represent that it or he has not filed any claims against one another, or any of the individuals covered by this Agreement, with any governmental agency or any court.

         15. RELEASE OF AGE DISCRIMINATION CLAIMS, PERIODS FOR REVIEW AND RECONSIDERATION.

            (a) Stewart understands and agrees that Section 14 of this Agreement includes a release of claims arising under the Age Discrimination in Employment Act ("ADEA") and that this provision, does not waive rights or claims that may arise after the date this Agreement is executed. Stewart understands and warrants that he has been given a period of twenty-one (21) days to review and consider this Agreement. Stewart is hereby advised to consult with an attorney prior to executing the Agreement. Stewart acknowledges that he received this Agreement on December 6, 1999. Stewart further warrants that he understands that he may use as much of or all of this 21-day period as he wishes before signing, and warrants that he has done so.

            (b) Stewart further warrants that he understands that he has seven
(7) days after signing this Agreement to revoke the Agreement by notice in writing to Robert Hersh, Chairman, President and Chief Executive Officer of the Company. This agreement shall be binding, effective, and enforceable upon the expiration of this seven-day revocation period with Robert Hersh having received no such revocation, but not before such time.

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         16. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Florida without application of any conflicts of laws principles. Stewart waives any plea of jurisdiction as not being resident of, or being located in or conducting business in, Miami-Dade County, Florida, and agrees that any litigation or action directly or indirectly connected with this Agreement, shall take place and be litigated in, assuming jurisdictional requirements are met, in the United States District Court for the Southern District of Florida. In the event that federal jurisdictional requirements are not met, any litigation shall take place and be litigated in the Circuit Court of Miami-Dade County, Florida.

         17. PROVISION DEEMED INVALID. Should any of the provisions herein be determined to be invalid by a court of competent jurisdiction, it is agreed that this shall not affect the enforceability of the other provisions herein and the parties shall negotiate the invalidated provision or provisions in good faith to effectuate its or their purpose and to conform it or them to law.

         18. WAIVER. The waiver by any party of a breach of any provision herein shall not operate or be construed as a waiver of any subsequent breach of any party.

         19. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Company and Stewart with respect to the subject matter hereof and supersedes all prior negotiations, agreements, understandings and arrangements, both oral and written, between the Company and Stewart with respect to such subject matter. This Agreement may not be modified in any way, except by a written instrument executed by each of the Company and Stewart.

         20. ATTORNEYS' FEES. In the event that any litigation shall arise between the Company and Stewart based, in whole in or in part, upon this Agreement or any or all of the provisions

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contained herein, the prevailing party in any such litigation shall be entitled to recover from the non prevailing party, and shall be awarded by a court of competent jurisdiction, any and all reasonable fees and disbursements and costs of trial and appellate counsel paid, incurred or suffered by such prevailing party as the result of, arising from, or in connection with, any such litigation.

         21. UNDERSTANDING AND AUTHORITY. The parties hereto understand and agree that all terms of this Agreement are contractual and are not a mere recital, and represent and warrant that they are competent to covenant and agree as herein provided.

         The parties have carefully read this Agreement in its entirety; fully understand and agree to its terms and provisions; and intend to agree that it is final and binding on all parties.

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         IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed the foregoing on the date shown below.

                                      CATALINA LIGHTING, INC.

Date: December 6, 1999                By: /s/ David Sasnett
      ----------------                    --------------------------------------
                                          David Sasnett, Chief Financial Officer

WITNESS:

/s/ Aliz Del Mazo
--------------------------------------

STATE OF FLORIDA
COUNTY OF MIAMI-DADE

         The foregoing instrument was acknowledged before me this 6th day of December, 1999 by David Sasnett, Chief Financial Officer of Catalina Lighting, Inc., a Florida corporation, on behalf of the Corporation. He is personally known to me.

                                           /s/ Maria Isabel Pineres
                                          --------------------------------------
                                          Notary Public

Date: December 6, 1999                    /s/ William D. Stewart
      ----------------                    --------------------------------------
                                          William D. Stewart, individually

WITNESS:

/s/ Aliz Del Mazo
--------------------------------------

STATE OF FLORIDA
COUNTY OF MIAMI-DADE

         The foregoing instrument was acknowledged before me this 6th day of December, 1999 by William D. Stewart, who is personally known to me.

                                           /s/ Maria Isabel Pineres
                                          --------------------------------------
                                          Notary Public

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